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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 2002, except as to Note 3, which is as of May 17, 2002, relating to the consolidated financial statements and financial statement schedule of Networks Associates, Inc., which appear in Networks Associates Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2001.



PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 26, 2002